Rennova Health WELCOMES new chief financial officer

WEST PALM BEACH, Fla. (July 3, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW), (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its second rural hospital in Tennessee on June 1, 2018, announces that its Board of Directors has appointed Marlene McLennan to the position of Chief Financial Officer (CFO) effective July 1st.

Mrs. McLennan has worked as VP of Finance for Rennova since April 2, 2018 and has extensive healthcare experience as a Senior Executive in all areas of financial and business operations in the public and private healthcare sector. Mrs. McLennan has worked with several healthcare service providers in the role of Chief Financial Officer since 2005.

Prior to her appointment with Rennova, Mrs. McLennan was CFO at MedBridge Healthcare, Inc. based out of Greenville, South Carolina, where she oversaw the daily operations of accounts payable, accounts receivable, finance, accounting and human resources for in excess of 130 hospitals, as well as having direct oversight and management in the areas of revenue cycle and managed care contracting. During her time at MedBridge she improved daily collections by nearly 27% as well as improving accounts receivable from 50+ days to just 38 days.

“It is imperative to add knowledge and expertise to our team as we grow our business in the rural hospital sector,” said Seamus Lagan CEO of Rennova. “Marlene has a proven track record in this sector and will add value to existing operations and future opportunities.”

“I look forward to using my experience in refining operations and financial reporting at numerous rural hospitals over the years to maximize the value for Rennova and its shareholders in the areas in which it is now focusing,” said Mrs. McLennan, new CFO of Rennova. “Like Rennova, I believe there are significant opportunities in this sector. I look forward to being part of a team that has the vision to pursue growth and acquisitions and that provides needed services to the communities we serve and those we will serve in the future.”

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health, Inc.

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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